Exhibit 4.1.2

AMENDMENT NO. 2

TO

FOURTH AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

OF

WORLD GOLD TRUST

This Amendment No. 2 (this “Amendment”), dated as of December 1, 2023, is to the Fourth Amended and Restated Agreement and Declaration of Trust of World Gold Trust (the “Trust”), dated as of April 16, 2018 and amended as of February 6, 2020, between WGC USA Asset Management Company, LLC, as the sponsor of the Trust (the “Sponsor”), and Delaware Trust Company, as the trustee of the Trust (the “Trustee”), (the “Declaration of Trust”).

WHEREAS, the Sponsor is also the sponsor of the SPDR® Gold MiniShares® Trust, a series of the Trust (the “Series”);

WHEREAS, the Sponsor wishes to appoint JPMorgan Chase Bank N.A. as an additional custodian of the gold held by the Series, and, in connection with such appointment, the Sponsor and the Trustee propose to amend certain definitions in the Declaration of Trust to, among other things, account for the use of more than one custodian by a series of the Trust to hold the gold of such series;

WHEREAS, Article VI of the Declaration of Trust provides, in pertinent part, that the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement the Declaration of Trust by making an amendment; and

WHEREAS, all conditions and requirements necessary to make this Amendment a valid instrument that is legally binding on the parties hereto and on the Shareholders have been satisfied.

NOW, THEREFORE, the Sponsor and the Trustee agree as follows:

1.             Section 1.03(hh) of the Declaration of Trust is hereby amended in its entirety to read as follows:

          (hh) “Series Allocated Account” means the allocated Gold account of the Trust established with a Custodian on behalf of a Series. The Series Allocated Account will be used to hold Gold for that Series in allocated form (i.e., as individually identified bars of Gold) that is transferred to the Series Allocated Account (i) from a corresponding Series Unallocated Account or (ii) by such other means as may be set forth in the Custody Agreements which relate to the Series Allocated Account.

2.             Section 1.03(ii) of the Declaration of Trust is hereby amended in its entirety to read as follows:

          (ii) “Series Unallocated Account” means the unallocated Gold account of the Trust established with a Custodian on behalf of a Series. The Series Unallocated Account will be used to facilitate the transfer of Gold in and out of that Series. Specifically, it will be used (i) to transfer Gold deposits and Gold redemption distributions between Participants and that Series in connection with the creation and redemption of Creation Baskets, (ii) to facilitate sales of Gold for that Series and (iii) to facilitate such other transfers of Gold as may be provided for in the Custody Agreements which relate to the Series Unallocated Account, including transfers between two or more Custodians for that Series.

3.             Except as modified by this Amendment, the Declaration of Trust shall remain unmodified and in full force and effect.

4.             Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Declaration of Trust.

5.             This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile, conformed or electronic signatures shall be acceptable and binding.

6.         This Amendment shall be effective as of December 7, 2023.

7.             The Sponsor hereby authorizes and directs the Trustee to execute this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor and the Trustee have duly executed and delivered this Amendment as of the date first above written.

WGC USA ASSET MANAGEMENT COMPANY, LLC,

as Sponsor

By: /s/ Joseph R. Cavatoni

Name: Joseph R. Cavatoni

Title:  Principal Executive Officer

DELAWARE TRUST COMPANY,

as Trustee

By: /s/ Lici Zhu

Name:  Lici Zhu

Title:  Assistant Vice President

[Signature Page to Amendment No. 2 to Fourth Amended and Restated Agreement

and Declaration of Trust of World Gold Trust]